FOR IMMEDIATE RELEASE

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CHURCHILL DOWNS INCORPORATED TO SELL HOLLYWOOD PARK TO
BAY MEADOWS LAND COMPANY
Racing Operations to Continue at Historic Inglewood Racetrack

LOUISVILLE, Ky. (July 6, 2005) – Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) and Bay Meadows Land Company LLC (“BMLC”) today announced that they have signed a definitive agreement in which CDI will sell Hollywood Park racetrack and surrounding acreage at the Inglewood, Calif., site to BMLC for $260 million. The transaction is subject to customary closing conditions and is expected to be completed in the third quarter of 2005.

        Under the terms of the deal, BMLC will purchase the land and facilities of the Hollywood Park race site and assume management of racing operations. Pinnacle Entertainment Inc. will continue to operate the Hollywood Park Casino facility under a long-term lease. Over the next three years, CDI will distribute the Hollywood Park simulcast signal through its Churchill Downs Simulcast Network (“CDSN”). CDSN will also distribute the simulcast signal for Bay Meadows Racetrack, which is owned and operated by BMLC, for a period of time. CDI will have an option to reinvest in Hollywood Park should significant alternative gaming or gaming subsidies occur.

        Thomas H. Meeker, CDI’s president and chief executive officer, said the transaction serves the interests of the CDI, the racetrack and the California racing industry.

        “We are pleased with the outcome of a sale that realizes value for our shareholders,” said Meeker. “The transaction strengthens the company’s finances and presents a unique opportunity to reinvest in the racetrack. At the same time, the transaction will put Hollywood Park in the hands of an owner that is already active in California racing with a strong interest in finding solutions to the many competitive challenges in that jurisdiction.

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Churchill Downs Incorporated To Sell Hollywood Park To Bay Meadows Land Company
July 6, 2005

        “In BMLC, we selected a buyer who not only recognized the value of Hollywood Park, but also is committed to continuing racing at the venue and motivated to improve the California racing environment,” continued Meeker. “This transaction presented the most positive options for our constituencies and the industry. We are hopeful that Hollywood Park has a strong future with BMLC and believe the new ownership is well positioned to advance California racing.”

        Terrence E. Fancher, president of BMLC, said BMLC intends to apply for a license from the California Horse Racing Board to continue racing operations at Hollywood Park while aggressively pursuing legislative solutions that will improve the racing climate in California.

        “We are pleased to be acquiring this premier horse racing facility,” said Fancher. “Hollywood Park has a storied history in southern California and we are looking forward to working with the existing management team to continue to strengthen the racing operations.

        “We will work diligently with all segments of the horse racing industry, California’s elected officials and racing enthusiasts to find long-term solutions to the economic challenges facing the horse racing business in California today,” continued Fancher. “We also will seek alternative uses for the current racetrack site, in collaboration with the City of Inglewood, in the event that our best efforts are unable to improve the underlying economics of the horse racing industry and to stem the tide of horses leaving the state.”

        The pending sale of Hollywood Park follows a February announcement in which CDI officials stated they were exploring options to maximize the value of the Inglewood racetrack. CDI initially purchased Hollywood Park in September 1999, paying $140 million to then-owner Hollywood Park Inc., which now does business as Pinnacle Entertainment Inc. Since that time, CDI has operated two race meets annually on the 238-acre site and leased space for Pinnacle Entertainment’s card club.

        CDI’s investment banker for the Hollywood Park divesture is Lazard. Legal advisors for CDI include Gibson, Dunn & Crutcher and Wyatt Tarrant & Combs. BMLC is represented by the law firm of Davis, Polk & Wardwell.

        Hollywood Park is located 11 miles southwest of downtown Los Angeles and three miles from Los Angeles International Airport. The racetrack offers live thoroughbred racing and simulcast wagering during its Spring/Summer Meet from April 22 through July 17, 2005, and during its Autumn Meet from Nov. 9 through Dec. 19, 2005. The racetrack also conducts simulcast wagering on site when it is not offering live racing.

        Bay Meadows Land Company is the owner and operator of the Bay Meadows Racetrack in San Mateo, Calif., and is the developer of Park Place, an award-winning mixed-use development that was built on a 79-acre portion of the Bay Meadows site that previously encompassed a stable area and training track. Bay Meadows Land Company has its principal office at 1200 Park Place in San Mateo, Calif., 94403, and is owned by Stockbridge Real Estate Fund, LP, a private partnership formed to invest in real estate (www.sbfund.com). The General Partner of Stockbridge Fund shares the same headquarters office in San Mateo as Bay Meadows Land Company.

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Churchill Downs Incorporated To Sell Hollywood Park To Bay Meadows Land Company
July 6, 2005

        Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. CDI’s seven racetracks in California, Florida, Illinois, Indiana, Kentucky and Louisiana host 121 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships – more than any other North American racing company. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

        This news release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in the Company’s accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida, Louisiana and California racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with our Customer Relationship Management initiatives; a substantial change in law or regulations affecting our pari-mutuel and gaming activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to provide adequate reliance on their internal control processes through SAS 70 reports or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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